Exhibit 10.16
THIRD AMENDMENT TO LEASE
      THIS THIRD AMENDMENT is made as of this 6 day of August, 2005, by and between Whitewater Properties I, LLC, a Minnesota limited liability company (“Lessor”) and Delphax Technologies Inc., formerly known as Check Technology Corporation, a Minnesota corporation (“Lessee”).
Preliminary Statement of Facts
      On October 14, 1994, Lessor and Lessee executed a Lease Agreement, which Lease Agreement was amended by the First Amendment thereto dated April 17, 1995, and the Second Amendment thereto dated April 1, 1996 (collectively, the “Lease”).
      The parties desire to amend the Lease to confirm the Commencement Date of the Lease and to provide for Lessee’s early termination of the Lease.
      NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Lessor and in further consideration of the terms and conditions of this Third Amendment, the parties hereto hereby agree as follows:
      1. Defined Terms and Ratification. All of the defined terms used herein shall have the meanings assigned to such defined terms in the Lease, unless specifically provided for to the contrary herein. Except as modified herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect are hereby ratified by the parties hereto as of the date hereof.
      2. Commencement Date. Article V of the Lease is amended to confirm that the Commencement Date of the Lease was September 30, 1995.
      3. Notice of Termination. Lessor acknowledges that Lessee timely delivered its notice of election to terminate the Lease (the “Termination Notice”) in the manner required by Article VII(A) of the Lease.
      4. Extension of Lease Term. Notwithstanding the delivery of the Termination Notice, Lessor and Lessee agree to extend the Term of the Lease from October 1, 2005, through and including February 28, 2006 (the “Extension Term”). In addition to the foregoing, (i) Lessee may, by written notice delivered to Lessor on or before December 1, 2005, elect to extend the Extension Term through and including March 31, 2006 (the “First Additional Period”) and (ii) if Lessee has timely elected the First Additional Period and is not as of the date of its written notice in default beyond any applicable cure period, Lessee may, by written notice delivered to Lessor on or before January 1, 2006, elect to extend the Extension Term through and including April 30, 2006 (the “Second Additional Period”). All of the terms and conditions of this Lease (including provisions regarding Additional Rent) shall govern the Extension Term and the Additional Periods (if elected by Lessee) except that Base Rent for each month of the Extension Term and the First Additional Period (if elected by Lessee) shall be $27,887.50, and Base Rent for the Second Additional Period (if elected by Lessee) shall be $27,187.50.

      5. Lease Termination Payment Deleted. Article VII(B) is deleted in its entirety.
      6. Lease Extension Fee. In consideration of the Extension Term and Lessee’s right to elect the Additional Period, Lessee shall pay to Lessor a lease extension fee (the “Lease Extension Fee”) in the amount of $100,000.00 payable in four equal installments of $25,000.00 each, payable on the first day of October, November, and December, 2005 and January, 2006. Failure to make payment of any installment when due shall constitute a default under this Lease, entitling Lessor to exercise any and all rights and remedies available to it thereunder or under applicable law.
      7. Counterparts. This instrument may be executed in multiple counterparts which, when taken together, shall constitute a single instrument.
      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first shown above.
[THE REMAINDER OF THIS PAGE IS BLANK, SIGNATURE PAGES TO FOLLOW]

[Signature Page of Lessor]

WHITEWATER PROPERTIES I, LLC

By:	/s/ Jerome A. Miller

Its:	Chief Manager

[Signature Page of Lessee]

DELPHAX TECHNOLOGIES INC.

By:	/s/ Jeffrey S. Mathiesen

Its:	Vice President and CFO